Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on (i) Form S-16 (Nos. 2-51894, 2-55664, 2-63470 and 2-75654), (ii) Form S-8 (Nos. 2-77752, 33-10747, 33-24934, 33-33018, 33-54403, 33-54443, 33-54555, 333-08059, 333-08087, 333-60839, 333-42178, 333-53908, 333-74864, and 33-46999), (iii) Form S-3 (Nos. 2-84910, 33-26314, 33-23880, 33-42698, 33-44871, 33-45091, 33-54317, 33-69432, 333-04385, 333-40869, 333-44421, 333-55921, 333-68257, 333-54896, 333-55866, 333-91257, 333-91316-02, 333-102963 and 333-102962-02) and (iv) Form S-4 (No. 333-102873) of Kinder Morgan, Inc. of our report dated March 3, 2004 relating to the financial statements, which appears in this Form 10-K, and of our report dated March 3, 2004 relating to the financial statements of Kinder Morgan Energy Partners, L.P., which appears in Kinder Morgan Energy Partners, L.P.'s Annual Report on Form 10-K which is incorporated by reference in this Form 10-K.

PricewaterhouseCoopers LLP

Houston, Texas
March 4, 2004